UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 13, 2020

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of Registrant as specified in its charter)

Commission File Number 001-12019

Pennsylvania	No. 23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on May 13, 2020, the Board of Directors (the “Board”) of Quaker Chemical Corporation (the “Company”) temporarily increased the size of the Board from eleven to twelve and elected Charlotte C. Decker to serve as a Class II director of the Company and as a member of the Board’s Audit Committee.

Ms. Decker has been Chief Information Technology Officer of UAW Retiree Medical Benefits Trust, a non-governmental purchaser of retiree health care (“UAW”), since December 2014. Previously she was an IT Management Consultant at Data Consulting Group from August 2014 to December 2015. She was also Vice-President and Chief Technology Officer of Auto Club Group from September 2008 to June 2014. Since January 2017, Ms. Decker has served as a director of the Federal Home Loan Bank of Indianapolis (“FHLBI”), one of eleven regional banks that make up the Federal Home Loan Bank System. She currently is the Chair of FHLBI’s Technology Committee and is a member of its Risk and Oversight Committee and Human Resource Committee.

Ms. Decker’s compensation will be consistent with the Company’s previously disclosed compensatory arrangements for non-employee directors, which are described in the Company’s most recent proxy statement filed with the Securities and Exchange Commission on March 31, 2020, file number 001-12019 (“Proxy Statement”), under the heading “Director Compensation.” Such compensation consists of an annual cash retainer and a time-based restricted stock award, as determined for each Board year by the Board’s Governance Committee, as well as an annual fee related to specific committee membership.

A copy of the press release announcing the appointment of Ms. Decker is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 13, 2020, the Company held its Annual Meeting of Shareholders (“2020 Annual Meeting”). As of March 4, 2020, the record date for the 2020 Annual Meeting, 17,732,818 shares of the Company’s common stock were outstanding, and the holders of those shares were entitled to cast one vote for each share held. Set forth below are the matters acted upon by the shareholders at the 2020 Annual Meeting and the final voting results of each such proposal.

Proposal No. 1 – Election of Directors

The shareholders elected three directors to serve a three-year term until the 2023 annual meeting of shareholders and until their respective successors are duly elected and qualified. The results of the vote were as follows:

Directors	For	Against	Abstain	Broker Non-Votes
Donald R. Caldwell	13,452,764	2,594,136	11,358	603,437
Robert H. Rock	15,809,819	238,365	10,074	603,437
Ramaswami Seshasayee	15,999,774	39,881	18,603	603,437

Proposal No. 2 –Advisory Vote on Compensation of the Company’s Named Executive Officers

The Company’s shareholders approved, on an advisory, non-binding basis, the Company’s compensation of its named executive officers as described in the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative disclosures contained in the Company’s Proxy Statement for the 2020 Annual Meeting. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
15,540,235	425,323	92,700	603,437

Proposal No. 3 – Ratification of Appointment of Independent Registered Public Accounting Firm for Fiscal Year 2020

The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year 2020. The results of the vote were as follows:

For	Against	Abstain
16,337,725	320,744	3,226

Item 9.01	Financial Statements and Exhibits.

Set forth below is a list of the exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release of Quaker Chemical Corporation, dated May 14, 2020 (furnished herewith).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION
Registrant

Date: May 14, 2020	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary